UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025

ADTRAN Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41446	87-2164282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard
Huntsville, Alabama		35806-2807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 256 963-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	ADTN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

ADTRAN Holdings, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders on July 24, 2025 (the “2025 Annual Meeting”). At the 2025 Annual Meeting, the Company’s stockholders (i) elected seven directors to serve on the board of directors of the Company (the “Board”) for a one-year term expiring at the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) and until their successors have been duly elected and qualified (Proposal 1); (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers (Proposal 2); and (iii) ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025 (Proposal 3). The voting results for these proposals are presented in the tables below:

Proposal 1 - Election of Directors

	For	Against	Abstain	Broker Non-Votes
Thomas R. Stanton	50,653,113	4,349,335	56,727	8,570,532
H. Fenwick Huss	51,830,456	3,165,468	63,251	8,570,532
Gregory J McCray	53,384,343	1,571,962	102,870	8,570,532
Balan Nair	41,559,900	13,415,948	83,327	8,570,532
Jacqueline H. Rice	50,984,368	4,012,818	61,989	8,570,532
Nikos Theodosopoulos	53,537,561	1,439,446	82,168	8,570,532
Kathryn A. Walker	54,203,205	770,647	85,323	8,570,532

Proposal 2 - Advisory Vote Regarding the Compensation of the Company's Named Executive Officers

For	Against	Abstain	Broker Non-Votes
52,151,095	2,748,819	159,261	8,570,532

Proposal 3 - Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025

For	Against	Abstain
61,073,766	2,474,157	81,784

Item 8.01 Other Events.

On July 29, 2025, the Board set the date for the Company’s 2026 Annual Meeting as May 13, 2026. The meeting will be a virtual meeting conducted by live webcast on the internet. Additional details regarding the 2026 Annual Meeting, including the time and matters to be voted upon, will be set forth in the Company’s definitive proxy statement for the 2026 Annual Meeting to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

As the date of the 2026 Annual Meeting has changed by more than 30 days from the one-year anniversary of the 2025 Annual Meeting, the Company is informing stockholders of this change in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and it is also informing stockholders of the new dates described below for submitting stockholder proposals and other matters.

Pursuant to Rule 14a-8 of the Exchange Act, any stockholder intending to present a proposal for inclusion in the proxy statement for the 2026 Annual Meeting must provide timely written notice of the proposal to us at ADTRAN Holdings, Inc., Attn: Corporate Secretary, 901 Explorer Boulevard, Huntsville, Alabama 35806, along with proof of ownership of our stock in accordance with Rule 14a‑8(b)(2). The Company must receive the proposal by December 1, 2025 for possible inclusion in the proxy statement, which the Board has determined to be a reasonable time before the Company expects to begin to print and send its proxy materials in accordance with Rule 14a-8(e). The December 1, 2025 deadline also applies in determining whether notice of a shareholder proposal is timely for purposes of exercising discretionary voting authority with respect to proxies under Rule 14a-4(c)(1) of the Exchange Act.

Additionally, under the Company’s bylaws, any stockholder of record intending to nominate a candidate for election to the Board or to propose any business at the 2026 Annual Meeting must give timely written notice to us at ADTRAN Holdings, Inc., Attn: Corporate Secretary, 901 Explorer Boulevard, Huntsville, Alabama 35806. A nomination or proposal for the 2026 Annual Meeting will be considered timely if it is received no earlier than January 13, 2026 (the 120th day prior to the 2026 Annual Meeting) and no later than the close of business on February 12, 2026 (the later of the 90th day prior to the 2026 Annual Meeting and the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made). In no event shall the adjournment or postponement of the 2026 Annual Meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice with respect to a nomination or proposal for the 2026 Annual Meeting. The notice of nomination or proposal, including any notice of a proposal for inclusion in the proxy statement described in the paragraph above, must detail the information specified in the Company’s bylaws and comply with Delaware law and the applicable rules of the SEC. The Company will not entertain any proposals or nominations at the 2026 Annual Meeting that do not meet the requirements set forth in its bylaws. In addition to satisfying the requirements under our bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2026 Annual Meeting must provide notice to the Company that complies with the informational requirements of Rule 14a-19 under the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTRAN Holdings, Inc.

Date:	July 30, 2025	By:	/s/ Timothy Santo
Timothy Santo Senior Vice President of Finance and Chief Financial Officer